Exhibit 10.9
FORM OF EXPLORER HOLDING CORPORATION
ROLLOVER STOCK OPTION AGREEMENT
GRANT NOTICE
Unless otherwise defined herein, the terms defined in the Explorer Holding Corporation Officers’ Rollover Stock Plan (the “Plan”) shall have the same defined meanings in this Rollover Stock Option Agreement, which includes the terms in this Grant Notice (the “Grant Notice”) and Appendix A attached hereto (collectively, the “Agreement”).
You have been granted Company Special Voting Stock and a New Option to purchase Shares of Company Common Stock in exchange for your Old Rights and BAH Class B Common Shares, subject to the terms and conditions of the Plan and this Agreement, as follows:

Name of Optionee:	«Name»

Vesting Schedule:	This New Option will vest and become exercisable in accordance with the vesting schedule set forth in Section 6(d) of the Plan.

Number of
Associated Shares
		Original Number of		of Company Special
		BAH Common Shares	Number of Company	Voting Stock
Original Grant	Original Per Share	subject to BAH	Shares subject to	Granted with the	New Per Share
Date	Exercise Price	Option Exchanged	the New Option	New Option	Exercise Price
See column entitled “Grant Date” in the Section entitled “Outstanding Stock Rights by Grant Date” in the attached spreadsheet.	See column entitled “Per Share Grant Book Value” in the Section entitled “Outstanding Stock Rights by Grant Date” in the attached spreadsheet.	See column entitled “Rights Outstanding” in the Section entitled “Outstanding Stock Rights by Grant Date” in the attached spreadsheet.	See column entitled “Exchange Options” in the Section entitled “Exchange Equity” in the attached spreadsheet.	See column entitled “Buyer Parent Special Voting Stock” in the Section entitled “Exchange Equity” in the attached spreadsheet.	See column entitled “New Per Share Exercise Price” in the Section entitled “Exchange Equity” in the attached spreadsheet.
This Company Special Voting Stock and this New Option are being granted to you in exchange for the surrender and cancellation of BAH Class B Shares and Old Rights granted to you pursuant to the Booz Allen Hamilton Inc. Officers’ Stock Rights Plan. The number of Shares underlying the New Option and the Exercise Price of the New Option were determined as provided in the Exchange Agreement or Section 3.3(d)(i) of the Merger Agreement. The number of shares of Company Special Voting Stock was determined as provided in Section 6(b) of the Plan.
By accepting this Company Special Voting Stock and this New Option, you hereby acknowledge that you shall no longer be entitled to receive any benefits with respect to your BAH Class B Shares or Old Rights and such BAH Class B Shares and Old Rights have been terminated and have no further effect.
Your grant of this New Option, the Company Special Voting Stock and, if applicable, the issuance of any Shares upon the exercise of this New Option shall be subject to your execution of the Stockholders Agreement, which is attached hereto as Appendix B.
You acknowledge that you have reviewed with your own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of the transactions contemplated by this Agreement. You understand that you are required, as a condition to exercise, to elect to be taxed as of the date you exercise the New Option, rather than when the restrictions set forth in the Plan and the Stockholders Agreement lapse, by filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (a “Section 83(b) Election”), with the Internal Revenue Service within 30 days from the exercise date. You will be required to deliver a copy of the Section 83(b) Election to the Company promptly after filing such election with the Internal Revenue Service. A form of Section 83(b) Election (along with filing instructions applicable thereto) is attached hereto as Appendix C.
[signature page follows]

Your signature below indicates your agreement and understanding that the Company Special Voting Stock, this New Option and any Shares issued to you pursuant to the exercise of this New Option are subject to all of the terms and conditions contained in the Agreement (including this Grant Notice and Appendix A to the Agreement), the Plan and the Stockholders Agreement. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF THE PLAN, APPENDIX A, APPENDIX B AND APPENDIX C WHICH CONTAIN THE SPECIFIC TERMS AND CONDITIONS WITH RESPECT TO THE COMPANY SPECIAL VOTING STOCK AND NEW OPTION GRANTED HEREUNDER. Any facsimile copies hereof or signature hereon shall, for all purposes, be deemed originals.

EXPLORER HOLDING CORPORATION		OPTIONEE

By
Name:
Title:

APPENDIX C
ROLLOVER STOCK NEW OPTION AGREEMENT
ARTICLE I
GRANT OF NEW OPTION
Section 1.1 Grant of New Option. The Company hereby grants and issues to the Optionee the Company Special Voting Stock and the New Option to purchase all or any part of the Shares set forth in the Grant Notice pursuant to which this Appendix is attached, upon the terms and conditions set forth in the Plan and this Agreement and in exchange for Old Rights and BAH Class B Common Shares held by the Optionee.
Section 1.2 Exercise Price. The Exercise Price of the Shares covered by the New Option shall be the Exercise Price per Share as set forth in the Grant Notice (without commission or other charge).
ARTICLE II
VESTING SCHEDULE; EXERCISABILITY
Section 2.1 Vesting and Exercisability of New Option.
     (a) Vesting. Except as provided below, the New Option shall vest in accordance with the schedule set forth in Section 6(d) of the Plan.
     (b) Change in Control. All of the New Option shall become fully vested and exercisable upon a Change in Control and shall, in such event, be treated in accordance with Section 13 of the Plan.
     (c) Discretionary Vesting. The Administrator may, in its sole discretion, accelerate the vesting of any portion of the New Option; provided that such acceleration shall not change the date of exercise of such New Option.
Section 2.2 Exercisability of the New Option. The Optionee shall not have the right to exercise the New Option until the date the applicable portion of the New Option becomes vested pursuant to Section 2.1 and exercisable pursuant to Section 6(e)(i) or Section 13 of the Plan. The exercise of the New Option shall be governed by the terms of this Agreement and the terms of the Plan, including, but not limited to, the provisions of Section 6(e)(ii) of the Plan. The date that the applicable portion of the vested New Option becomes exercisable is set forth in Section 6(e)(i), Section 6(g) or Section 13 of the Plan, which shall be referred to herein as the “Exercise Commencement Date.” The applicable portion of the New Option shall remain exercisable until the last day of the calendar year in which the Exercise Commencement Date occurs (or such shorter period as may be applicable to a New Option that becomes exercisable pursuant to Section 13 of the Plan); provided, however, that, all New Options must be exercised within sixty (60) days following the Exercise Commencement Date unless written consent is received by the Company to extend such period through the end of the year. In the event the Optionee fails to exercise the applicable portion of any New Option in full within the applicable period following the Exercise Commencement Date, such applicable portion of the New Option shall be forfeited immediately in accordance with Section 6(e)(iii) of the Plan. As provided in Section 6(e)(i) of the Plan, the Optionee shall, at the time of such exercise, sell to the Company, and the Company shall repurchase, at par value, one share of Company Special Stock for each Share subject to the applicable portion of the New Option so exercised.
Section 2.3 Partial Exercise. Any exercisable portion of the New Option or the entire New Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the New Option or portion thereof becomes unexercisable.
Section 2.4 Termination of Employment. In the event of a termination of employment, the New Option and the Company Special Stock shall be subject to the terms and conditions set forth in Sections 6(g) and 13 of the Plan, and, if applicable, the Shares purchased on exercise of the New Option shall be subject to the repurchase provisions set forth in Section 10 of the Plan.
Section 2.5 Manner of Exercise; Tax Withholding.
     (a) Unless determined otherwise by the Administrator, as a condition to the exercise of the New Option, the Optionee shall (i) notify the Company at least fifteen (15) days prior to exercise that the Optionee intends to exercise, (ii) concurrently with the exercise of the New Option, execute the Stockholders Agreement, unless the Optionee has already executed the Stockholders Agreement, (iii) provide the Company with payment of the Exercise Price of the New Option, together with any required Withholding Taxes, which shall be payable to the Company in full as set forth in Section 2.5(b) or Section 2.5(c) below, as applicable, and (iv) deliver to the Company the Company Special Voting Stock required to be sold in connection with such exercise duly endorsed in blank or accompanied by duly executed stock powers.
     (b) To the extent permitted by law or the applicable listing rules, if any, the Optionee may pay for the Shares with respect to which such New Option or portion of such New Option is exercised through (i) payment in cash; (ii) with the consent of the Administrator, the delivery of Shares which are owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate Exercise Price of the exercised portion of the New Option; (iii) with the consent of the Administrator, through the surrender of Shares then issuable upon exercise of the New Option having a Fair Market Value on the date of the exercise of the New Option equal to the aggregate Exercise Price of the exercised portion of the New Option; or (iv) with the consent of the Administrator, delivery of a notice that the Optionee has placed a market sell order with a broker with respect to Shares then-issuable upon exercise of the New Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Exercise Price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale.
     (c) As a condition to exercise, the Optionee must make appropriate arrangements for the payment to the Company (or its Subsidiary, as applicable) in cash or by delivery of a certified or bank cashier check, or by any other means of payment approved by the Administrator, of the amount which the Company (or its Subsidiary, as applicable) is required to withhold under applicable law in connection with the exercise of the New Option.

Section 2.6 Conditions to Issuance of Stock Certificates. The Administrator may, in good faith in the reasonable exercise of its discretion, take whatever additional actions it deems appropriate to effect compliance by the Company and the Optionee with the Securities Act, Exchange Act and any other federal or state securities laws or regulations, including, without limitation, placing legends on share certificates. A certificate of shares will be delivered to the Optionee at the Company’s principal place of business following the receipt by the Company of the executed documents and payments referenced in Section 2.5, unless an earlier date is agreed upon. Notwithstanding the above, the Company shall not be required to issue or deliver any certificate or certificates for Shares purchased prior to (i) the Company obtaining any approval or other clearance from any state or federal governmental agency which the Administrator shall, in good faith, in the reasonable exercise of its discretion, determine to be necessary or advisable and (ii) the Optionee filing a Section 83(b) election with the Internal Revenue Service within thirty (30) days following each purchase of Shares. If the Optionee fails to make such 83(b) election, the applicable portion of the New Option shall be deemed to not have been exercised and no Shares will be issued to the Optionee.
ARTICLE III
OTHER PROVISIONS
Section 3.1 Optionee Representation; Not a Contract of Service. The Optionee hereby represents that the Optionee’s execution of this Agreement and participation in the Plan is voluntary and that the Optionee has in no way been induced to enter into this Agreement in exchange for or as a requirement of the expectation of service with the Company or any of its Subsidiaries. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue as an Officer of the Company, or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written employment or other agreement between the Officer and the Company or any of its Subsidiaries.
Section 3.2 Shares Subject to Plan and Stockholders Agreement; Restrictions on the Transfer of New Option and Company Common Stock. The Optionee acknowledges that this Company Special Stock, this New Option and any Shares acquired upon exercise of the New Option are subject to the terms of the Plan and the Stockholders Agreement including, but not limited to, the transfer restrictions, the option conversion and cash payment provisions set forth in Section 6(g) of the Plan, the share repurchase provisions set forth in Section 10 of the Plan, and the conversion provisions set forth in Section 13 of the Plan.
Section 3.3 Registration Legend. The Company may postpone the issuance and delivery of Company Common Stock upon any exercise of the New Options until such Shares may be issued in compliance with any applicable state or federal law, rule, or regulation. The Optionee shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as amended from time to time, to issue the Company Common Stock in compliance with the provisions of that or any comparable act.

     The Company may cause the following or a similar legend to be set forth on each certificate representing Company Common Stock or any other security issued or issuable upon exercise of the New Option unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SAID LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.”
“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE EXPLORER HOLDING CORPORATION OFFICERS’ ROLLOVER STOCK PLAN AND A STOCKHOLDERS AGREEMENT BETWEEN THE ISSUER AND THE STOCKHOLDERS OF THE ISSUER, DATED AS OF JULY 30, 2008. A COPY OF SUCH AGREEMENTS SHALL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”
Section 3.4 Construction. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.
Section 3.5 Conformity to Securities Laws. The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission. Notwithstanding anything herein to the contrary, the Plan, the Stockholders Agreement and this Agreement shall be administered, and the New Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
Section 3.6 Amendment, Suspension and Termination. The New Option may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as provided by Section 9 of the Plan, neither the amendment, modification, suspension nor termination of this Agreement (including the Grant Notice) shall, without the consent of the Optionee or Shareholder Approval, materially alter or impair any rights or obligations under the New Option.
Section 3.8 Withholding Taxes. In addition to any rights or obligations with respect to Withholding Taxes under this Agreement or the Plan, the Company shall have the right to withhold from the Optionee, or otherwise require the Optionee or an assignee to pay, any Withholding Taxes arising as a result of exercise of the New Option, or any other taxable event occurring pursuant to the Plan or this Agreement, including, but not limited to, to the extent permitted by law, the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to the Optionee or to take such other actions (including, but not limited to, withholding any Shares or cash deliverable pursuant to the Plan or this Agreement) as may be necessary to satisfy such Withholding Taxes; provided, however, that in the event that the Company withholds Shares issuable to the Optionee upon the exercise of the Option (or any portion thereof)) to satisfy the Withholding Taxes, the Company shall withhold a number of whole Shares having a Fair Market Value, determined as of the date of exercise, not in excess of the minimum of tax required to be withheld by law (or such lower amount as may be necessary to avoid liability award accounting). The Optionee shall be responsible for all Withholding Taxes and other tax consequences of this New Option and grant of Company Special Voting Stock.
Section 3.9 Miscellaneous.
     (a) The Optionee shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Company Special Stock or Shares purchasable upon the exercise of any part of the New Option unless and until certificates representing such Company Special Stock or Shares have been issued by the Company to such Optionee.
     (b) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or United States or foreign securities exchanges as may be required.
     (c) This Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.
     (d) All obligations of the Company under this Agreement and the Plans, with respect to the New Option, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
     (e) In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.
     (f) This Agreement, together with the Plan and the Stockholders Agreement, constitutes the entire agreement and understanding between the Optionee and the Company with respect to the subject matter hereof and shall supersede any and all other prior agreements and understandings, whether oral or written, relating thereto or to the Old Rights or BAH Shares granted pursuant to the Prior Plan cancelled in exchange for Company Shares granted pursuant to this Agreement.